PROSPECTUS and                  PRICING SUPPLEMENT NO. 23
PROSPECTUS SUPPLEMENT, each     effective at 9:45 AM ET
Dated October 19, 2000          Dated 5 June 2001
CUSIP: 24422ENH8                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,225,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be Denominated in U.S.
dollars.




Principal Amount:                 $100,000,000

Date of Issue:                    June 8, 2001

Maturity Date:                    June 10, 2002

INTEREST RATE:                    4.17% PER ANNUM

INTEREST PAYMENT DATES:           June 10, 2002

REDEMPTION PROVISIONS:            None

INTEREST ACCRUAL:                 Interest on the Senior Notes
                                  will accrue on the basis of
                                  a 360 day year, and the
                                  actual number of days elapsed.

PLAN OF DISTRIBUTION:             Merrill Lynch & Co. has
                                  purchased the Senior Notes
                                  as principal at a price of
                                  100% of the aggregate
                                  principal amount of the
                                  Senior Notes, for resale to
                                  investors and other
                                  purchasers at varying prices
                                  relating to prevailing market
                                  prices.

Merrill Lynch & Co.